Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT
BY AND BETWEEN
EVENTBRITE, INC.
AND
FP EB AGGREGATOR, L.P.

Dated as of May 19, 2020

TABLE OF CONTENTS

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of May 19, 2020, by and between Eventbrite, Inc., a Delaware corporation (including its successors and permitted assigns, the “Company”), and FP EB Aggregator, L.P., a Cayman Islands limited partnership (the “Investor”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.
The Company has entered into a Stock Purchase Agreement, dated as of May 9, 2020 (as amended from time to time, the “Stock Purchase Agreement”), with the Investor pursuant to which the Company is selling to the Investor, and the Investor is purchasing from the Company, 2,599,174 shares of Class A Common Stock.
As a condition to each of the parties’ obligations under the Stock Purchase Agreement, the Company and the Investor are entering into this Agreement for the purpose of granting certain registration and other rights to the Investor.
In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
RESALE SHELF REGISTRATION
Section 1.1Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its reasonable best efforts to file within thirty (30) days of the date hereof a Registration Statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement” and such registration, the “Resale Shelf Registration”). The Company shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the filing thereof, but in any event prior to the date that is seventy-five (75) days after the filing of the Resale Shelf Registration Statement. In the event the Company files the Resale Shelf Registration Statement on Form S-1 and thereafter becomes eligible to use Form S-3, the Company shall use reasonable efforts to convert the Form S-1 Resale Shelf Registration Statement to Form S-3 as promptly as practicable. The Investor hereby acknowledges that the initial Resale Shelf Registration Statement will be on Form S-1.
Section 1.2Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”); provided, however, that notwithstanding the foregoing, so long as the Resale Shelf Registration Statement is on Form S-1, the Company may, upon giving prompt written notice of such action to the Investor, suspend the use of the Resale Shelf Registration Statement in connection with any post-effective amendment to the Resale Shelf Registration Statement filed with respect to the filing of the Company’s Annual Report on Form 10-K.
Section 1.3Subsequent Shelf Registration. Subject to Section 1.2, if any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or, file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is sixty (60) days after such Subsequent Shelf Registration is filed and (b) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period; provided, however, that notwithstanding the foregoing, so long as the Resale Shelf Registration Statement is on Form S-1, the Company may, upon giving prompt written notice of such action to the Investor, suspend the use of the Resale Shelf Registration Statement in connection with any post-effective amendment to the Resale Shelf Registration Statement filed with respect to the filing of the Company’s Annual Report on Form 10-K. Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form, and if the Company is a WKSI as of the filing date, such Registration Statement shall be an Automatic Shelf Registration Statement. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders.
Section 1.4Supplements and Amendments. The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Holders covered by such Shelf Registration.
Section 1.5Subsequent Holder Notice. If a Person becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):
(a)if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any forty-five (45)-day period;
(b)if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is sixty (60) days after the date such post-effective amendment is required by Section 1.5(a) to be filed; and
(c)notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).
Section 1.6Take-Down Notice
. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.
ARTICLE II ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS
Section 2.1Registration Procedures. In the case of each registration effected by the Company pursuant to Article I, the Company will keep each Holder participating in such Registration reasonably informed as to the status thereof and, at its expense, the Company will:
(a)prepare and file with the Commission a Registration Statement with respect to such securities in accordance with the applicable provisions of this Agreement;
(b)prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement (including to permit the intended method of distribution thereof) and as may be necessary to keep the Registration Statement continuously effective for the period set forth in this Agreement;
(c)furnish to the Holders participating in such registration and to their legal counsel copies of the Registration Statement proposed to be filed, and provide such Holders and their legal counsel the reasonable opportunity to review and comment on such Registration Statement;
(d)furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the Registration Statement, preliminary prospectus and final prospectus as the such underwriters may reasonably request in order to facilitate the public offering of such securities;
(e)use reasonable best efforts to notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.1(j), at the request of any such Holder, prepare promptly and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;
(f)use reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(g)use reasonable best efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Class A Common Stock is then listed;
(h)cooperate with the Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(i)as promptly as is reasonably practicable notify the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or other federal or state governmental authority for amendments or supplements to such Registration Statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company or any of its subsidiaries contained in any agreement cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and
(j)notwithstanding any other provision of this Agreement, if the Board of Directors of the Company has determined in good faith that the disclosure necessary for continued use of the prospectus and Registration Statement by the Holders would reasonably be expected to be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the prospectus and the Registration Statement covering any Registrable Security for such period of time as its use would be materially detrimental to the Company by delivering written notice of such suspension to all Holders listed on the Company’s records; provided, however, that in any twelve (12)-month period the Company may exercise the right to such suspension not more than once. From and after the date of a notice of suspension under this Section 2.1(j), each Holder agrees not to use the prospectus or Registration Statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the sixtieth (60th) day of suspension within any twelve (12)-month period.
Section 2.2Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I or Section 2.6 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration.
Section 2.3Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:
(a)such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable Registration Statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such Registration Statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;
(b)during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by it solely in the manner described in the applicable Registration Statement; and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;
(c)such Holder or Holders shall, and they shall cause their respective Affiliates to, permit the Company and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may be reasonably request to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders; and
(d)on receipt of written notice from the Company of the happening of any of the events specified in Section 2.1(i) or Section 2.1(j), or that requires the suspension by such Holder or Holders and their respective Affiliates of the distribution of any of the Registrable Securities owned by such Holder or Holders, then such Holders shall, and they shall cause their respective Affiliates to, cease offering or distributing the Registrable Securities owned by such Holder or Holders until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.
Section 2.4Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use reasonable best efforts to:
(a)make and keep public information available, as those terms are understood and defined in Rule 144;
(b)file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.
Section 2.5Insider Trading Policy. So long as any designee of the Holders or their Affiliates is an observer to the Board of Directors of the Company, the Holders shall, and shall cause their Affiliates, to comply with the Company’s insider trading policy.
Section 2.6Piggyback Registration Rights.
(a)Except with respect to a registration under Article I, if at any time the Company proposes to file a Registration Statement, or conduct the offer and sale of securities registered on a shelf Registration Statement (a “Company Take-Down”), in each case in connection with an underwritten public offering of shares of Common Stock (a “Piggyback Offering”), whether on its own behalf or on behalf of any other person (other than the Holders), the Company shall give prompt written notice (the “Piggyback Notice”) to all Holders of the Company’s intention to conduct such underwritten Piggyback Offering; provided, however, that the foregoing notice requirement shall not apply to registrations on Form S-8 or Form S-4 or any successor forms thereto or filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan.
(b)The Piggyback Notice shall be given, (i) in the case of a Piggyback Offering that is a Company Take-Down in the form of a “bought deal,” not less than two (2) business days, in each case under this clause (i), prior to the expected date of commencement of marketing efforts for such Company Take-Down; (ii) in the case of a Piggyback Offering that is a Company Take-Down other than a “bought deal,” not less than five (5) business days, in each case under this clause (ii), prior to the expected date of commencement of marketing efforts for such Company Take-Down; or (iii) in the case of any other Piggyback Offering, not less than five (5) business days prior to the public filing of the Registration Statement for such Piggyback Offering. The Piggyback Notice shall offer the Holders the opportunity to include in such Piggyback Offering the number of Registrable Securities of the same class and series as those proposed to be registered as they may request, subject to Section 2.6(d).
(c)Subject to Section 2.6(d), the Company shall include in each such Piggyback Offering such Registrable Securities for which the Company has received written requests (each, a “Piggyback Request”) for inclusion therein from participating Holders within (x) in the case of Company Take-Down in the form of a “bought deal,” one (1) business day; (y) in the case any other Company Take-Down, three (3) business days; or (z) otherwise, three (3) business days, in each case after the date of the Company’s Piggyback Notice. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Offering beyond the earlier to occur of (x) one-hundred eighty (180) days after the effective date thereof and (y) consummation of the distribution by the holders of the Registrable Securities (other than those making Piggyback Requests) included in such Registration Statement.
(d)If the managing underwriter or underwriters of any Piggyback Offering informs the Company and the Holders that have requested to participate in such Piggyback

Offering in writing that, in its or their good faith opinion, the number of securities which such Holders and any other persons intend to include in such offering exceeds the number of securities that, in the good faith opinion of the managing underwriter or underwriters in such offering (as evidenced by a written notice to the relevant Holders and the Company), can be sold in such offering without being likely to have a significant adverse effect on the price, timing or the distribution of the securities offered or the market for the securities offered (“Maximum Offering Size”), then the aggregate number of Registrable Securities to be included in such Piggyback Offering shall be (i) first, 100% of the securities that the Company or such other persons (other than the Holders) referenced in Section 2.6(a), as applicable, proposes to sell, and (ii) second, the number of Registrable Securities that, in the good faith opinion of such managing underwriter or underwriters, can be sold without exceeding the Maximum Offering Size, which number shall be allocated pro rata among the Holders that have requested to participate in such Piggyback Offering based on the relative number of Registrable Securities so requested to be included by each such Holder.
(e)If a Holder decides not to include any or all of its Registrable Securities in any Piggyback Offering filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Offerings, all upon the terms and conditions set forth herein.
(f)If a Holder decides to include any or all of its Registrable Securities in any Piggyback Offering filed by the Company, (i) such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by such Holder (other than those included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed seven (7) days prior and ninety (90) days following such Piggyback Offering and (ii) if requested in writing by the representatives of any underwriters of the Company in connection with such Piggyback Offering, such Holder shall also execute and deliver a reasonable and customary “lock-up” agreement.
ARTICLE III INDEMNIFICATION
Section 3.1Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners and members, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 3.1 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (a) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any Holder or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.
Section 3.2Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws has been effected, indemnify, severally and not jointly, the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such Holder’s officers, directors, partners and members and each Person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder in connection with any such registration, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 3.2 payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where (a) such Holder furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or any amendments or supplements thereto which corrected or made not misleading information previously provided to the Company or (b) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.
Section 3.3 Notification. Each party entitled to indemnification under this Article III (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding or if the Indemnifying Party shall have failed to assume the defense of such claim or litigation within a reasonable time after delivery of notice of such claim or litigation from the Indemnified Party and employ counsel reasonably satisfactory to such Indemnified Party. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, includes a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party, or does not provide that any sums payable in connection with such settlement are paid in full by the Indemnifying Party. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.
Section 3.4 Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 3.4. In no event shall any Holder's contribution obligation under this Section 3.4 exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. Each Holder’s obligation to contribute pursuant to this Section 3.4 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Section 3.5 Survival. The indemnities provided in this Article III shall survive the transfer of any Registrable Securities by such Holder.
ARTICLE IV TRANSFER AND TERMINATION OF REGISTRATION RIGHTS

Section 4.1Transfer of Registration Rights. The rights to cause the Company to register securities granted to a Holder under this Agreement may be assigned to (i) an Affiliate of such Holder or (ii) any transferee that acquires at least 50% of the Registrable Securities; provided, however, that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) written notice of such assignment is given to the Company, and (c) such transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.
Section 4.2Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.
ARTICLE V
MISCELLANEOUS
Section 5.1Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 5.1, provided that receipt of copies of such counterparts is confirmed.
Section 5.2Governing Law; Waiver of Jury Trial.
(a)This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.
(b)Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(c)Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.
(d)Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 5.5 shall be deemed effective service of process on such Person.
(e)Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
Section 5.3Entire Agreement; No Third Party Beneficiary. This Agreement and the Related Agreements (as defined in the Stock Purchase Agreement) contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. Except as provided in Article III, this Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.
Section 5.4Expenses. Except as provided in Section 2.2, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses.
Section 5.5Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 5.5(a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other Parties to this Agreement:
If to the Company, to:
Eventbrite, Inc.
155 5th Street, 7th Floor
San Francisco, California 94103
Attention: Legal

Email: *****

with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention: Kathleen M. Wells
Email: kathleen.wells@lw.com

If to the Investor, to:
Francisco Partners
1114 Avenue of the Americas | 15th Floor
New York, NY 10036
Attention: Lee Rubenstein
E-mail: *****
with a copy (which shall not constitute notice) to:
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
Bank of America Tower
New York, NY 10036
Attention: Daniel Fisher
Email: dfisher@akingump.com
Section 5.6Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 4.1, no assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.
Section 5.7Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.
Section 5.8Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Holders of a majority of the Registrable Securities outstanding at the time of such amendment. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
Section 5.9Interpretation; Absence of Presumption.
(a)For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.
(b)With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.
Section 5.10Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.
(The next page is the signature page)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

EVENTBRITE, INC.

By: /s/ Charles Baker
Name: Charles Baker
Title: Chief Financial Officer

[Signature Page to Eventbrite Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.
FP EB AGGREGATOR, L.P.

By: Francisco Partners GP V, L.P.
Its: General Partner

By: Francisco Partners GP V Management, LLC
Its: General Partner

By: /s/ Steve Eisner
        Name: Steve Eisner
        Title: General Counsel

[Signature Page to Eventbrite Registration Rights Agreement]

EXHIBIT A
DEFINED TERMS
1. The following capitalized terms have the meanings indicated:
“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.
“Class A Common Stock” means the Company’s Class A Common Stock, par value $0.00001 per share.
“Commission” means the Securities and Exchange Commission.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
“Holder” means (a) any Investor holding Registrable Securities and (b) any Permitted Transferee to which the rights under this Agreement have been transferred in accordance with Section 4.1.
“Permitted Transferee” has the meaning given to such term in the Stock Purchase Agreement.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.
“register”, “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.
“Registration Expenses” means (a) all expenses incurred by the Company in complying with Article I, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration; and (b) the reasonable and documented fees and expenses of one counsel to all of the Holders; provided, however, that, in the case of this clause (b), such fees and expenses shall not exceed $40,000 with respect to any particular registration pursuant to Article I.
“Registration Statement” means a registration statement of the Company filed with or to be filed with the Commission under the Securities Act and other applicable law, including an Automatic Shelf Registration Statement, and, as applicable, any prospectus included therein, and any amendments

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and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Registrable Securities” means (a) any shares of Class A Common Stock issued pursuant to the Stock Purchase Agreement and (b) any Class A Common Stock or other securities actually issued in respect of the securities described in clause (a) above or this clause (b) upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that the securities described in clauses (a) and (b) above shall only be treated as Registrable Securities until the earliest of: (i) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective Registration Statement relating thereto; (ii) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; (iii) the date on which all Registrable Securities owned by the Holder thereof may be resold without volume or other restrictions during a three-month period pursuant to Rule 144; or (iv) the date on which such security is transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 4.1.
“Restricted Securities” means any Class A Common Stock required to bear the legend set forth in Section 4(a) of the Stock Purchase Agreement.
“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.
“Rule 405” means Rule 405 promulgated under the Securities Act and any successor provision.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.
“Shelf Registration” means the Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.
“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.
“WKSI” means a “well known seasoned issuer” as defined under Rule 405.
2. The following terms are defined in the Sections of the Agreement indicated:
INDEX OF TERMS
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Term	Section
Agreement	Preamble
Applicable Matters	Section 5.2(b)
Chosen Court	Section 5.2(b)
Company	Preamble
Company Indemnified Parties	Section 3.1
Company Take-Down	Section 2.6(a)
Effectiveness Period	Section 1.2
Holder	Section 4.1
Holder Indemnified Parties	Section 3.2
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Investor	Preamble
Maximum Offering Size	Section 2.6(d)
Piggyback Notice	Section 2.6(a)
Piggyback Offering	Section 2.6(a)
Piggyback Request	Section 2.6(c)
Resale Shelf Registration	Section 1.1
Resale Shelf Registration Statement	Section 1.1
Stock Purchase Agreement	Preamble
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration	Section 1.3

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